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                                                                  Exhibit 10.52


                                October 22, 1998


Yapton Developments, Limited
Celtic House
Douglas, Isle of Man IM125J


     Reference is made to the non-negotiable promissory note dated March 30, 1998 (the "Note") of Delicious Brands, Inc. ("Borrower") in the principal amount of $500,000 in favor of Yapton Developments, Limited ("Noteholder").

     The Noteholder hereby agrees that the Note is hereby amended by deleting the words "October 31, 1998" in the second sentence of Paragraph 1 of the Note and replacing such words with the following "November 30, 1998."

     The Note and all other good and valid consideration owed to Noteholder including all interest payments and the Extension Fee (as agreed to in a letter dated July 6, 1998 between the Noteholder and the Borrower) shall be due and payable on the earlier of (i) November 30, 1998 or (ii) the consummation of the initial public offering of Borrower's common stock, $.01 par value per share, from which Borrower receives gross proceeds of at least $7,000,000.


                                                    DELICIOUS BRANDS, INC.


                                         By: __________________________________
                                                   Michael Kirby, President


Agreed and accepted as of the
date first written above:

      YAPTON DEVELOPMENTS, LIMITED


By: _______________________________
         R.F. Pacheco, President